UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Diversified Holdings International Group Distributors Ltd.
(Name of small business issuer in our charter)

Nevada	3760	27-0273385
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

13758 Lake City Way NE Suite 100, Seattle, Washington	98125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: 425-466-9967 CSC SERVICES OF NEVADA, INC. 502 EAST JOHN STREET CARSON CITY NV 89706 866-411-2002 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [1] [2]
Common Stock offered by the Selling Stockholders [3]	733,500	$3.50	$2,567,250	$143.26

(1)  Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.

(2) Calculated under Section 6(b) of the Securities Act of 1933 as .00005580 of the aggregate offering price.

(3) Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.

Selling shareholders are offering up to 733,500 shares of common stock.  This constitutes all of the shares of our common stock held by our non-affiliated shareholders.  The selling shareholders will offer their shares at $3.50 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.    We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering.  We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________ , 2009.

TABLE OF CONTENTS

Summary Information and Risk Factors	4
Risk Factors	7
Use of Proceeds	14
Determination of Offering Price	14
Dilution	14
Selling Shareholders	14
Plan of Distribution	17
Legal Proceedings	18
Directors, Executive Officers, Promoters, and Control Persons	19
Security Ownership of Certain Beneficial Owners and Management	20
Description of Securities	21
Interest of Named Experts	22
Disclosure of Commission Position on Indemnification for Securities Liabilities	22
Description of Business	22
Description of Property	29
Certain Relationships and Related Transactions	29
Market for Common Equity and Related Stockholder Matters	29
Executive Compensation	32
FINANCIAL STATEMENTS	35
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	54

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

Diversified Holdings International Group Distributors Ltd. is a Nevada corporation formed on May 19, 2009.

Our principal office is currently located at 13758 Lake City Way NE Suite 100, Seattle, Washington 98125.  The telephone at this location is 425-466-9967.

Business

We will sell two lines of electrical components:  Photoresisters and Photocouplers for use in audio and video products such as audio amplifiers, speakers, car stereos, projectors, and       monitors.  Photoresisters are light sensitive electronic components that change the electronic resistence controlling the flow of electricity through electronic circuits, for example, facilitating turning off a street light in daylight and turning on a street light at night.

Photocouplers, also called Optocouplers, allow electrical circuits with highly diverse voltage levels to work together as a system and be coupled while remaining electrically isolated—or galvanically separated—from one another. One of the most common applications for optocouplers is in switch-mode power supplies, where they are used to allow low-voltage signals to control units that are supplied by a much higher main voltage. The devices are also used widely in applications where they provide isolation for sensitive digital circuitry, where the isolation provided by the optocoupler ensures that the circuit is protected from current spikes and electromagnetic interference. They are used when there is a need for devices to separate sensitive electronics from hard, high-power electronics.  In TV sets, for example, the percentage of digital components enabling on-screen control features has grown rapidly, creating the need for isolation from the higher-voltage circuitry powering the picture tube. Optocouplers play an equally essential role in allowing signals to be transferred from PC’s or feature phones to telecom lines via modems.

We anticipate that we will sell these products to distributors who resell the products in Asia, North America and UK to customers such as Crown International a Harman International Company, IPC Systems Inc., and Golden Phoenix Ltd. The components are used in products such as audio amplifiers, speakers, car stereos, projectors, and monitors.  As of the date of this registration statement, we have sold no products.

These products we will sell are manufactured in Macron International Group Ltd., or  Macron, a Hong Kong  corporation.  It was established in May 2002 specializing in the manufacture of electrical components.

On May 19, 2009, Diversified Holdings International Group Distributors Ltd. signed a long-term distribution agreement with Macron International Group Ltd.  Macron is owned 100% by Diversified Holdings International Ltd., or DHI, a Delaware corporation, of which Mr. Kelvin Ho Wang Cheng, our president, is the majority shareholder and president. Macron is the exclusive supplier of the products we sell.  Although the distribution agreement requires that the purchase price we will pay for these products will be comparable to what we would have paid a non-related party in arm’s-length transactions, Mr. Cheng may face a conflict in calculating the price the products are sold to us and the determining amount of products we purchase.  However, because Mr. Cheng has a fiduciary duty to us and our shareholders, he has indicated that he will assure strict adherence to this provision of the agreement and will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the products.

It was originally contemplated that the manufacturing and sales operations of Macron would be integrated into a U.S. company, Diversified Holdings International Ltd., that would undertake the filing of a registration statement with the SEC to secure a qualification for its securities to be quoted on the OTC Bulletin Board in order to establish a greater worldwide recognition and presence.  However, it has now determined that Macron can more efficiently and effectively implement this aspect of its business plan by separating the manufacturing and sales functions of its business and having only the sales aspect of its business integrated into a U.S. company that would undertake the filing of a registration statement with the SEC to secure a qualification for its securities to be quoted on the OTC Bulletin Board in order to establish a greater worldwide recognition and presence of its distribution abilities.  In addition, we believe this separation of functions and potential higher recognition and visibility for our distribution efforts may also facilitate our ability to secure distribution contracts for products manufactured by other suppliers, although we currently have no such agreements.  Accordingly Diversified Holdings International Ltd. has withdrawn its registration statement and we are filing this registration statement to effect this business plan.

The Offering

As of the date of this prospectus, we had 11,073,500 shares of common stock outstanding.

Selling shareholders are offering up to 733,500 shares of common stock.  The selling shareholders will offer their shares at $3.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  We will pay all expenses of registering the securities, estimated at approximately $100,000.  We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.
(A Development Stage Enterprise)
BALANCE SHEETS

May 31
2009

TOTAL ASSETS	$49,651

LIABILITIES	1,447

Total stockholders' equity	$48,204

TOTAL LIABILITIES & EQUITY	$49,651

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS

	Period	Cumulative From
	May 19, 2009	May 19, 2009
	(Date of Inception)	(Date of Inception)
	Through	Through
	May 31,	May 31,
	2009	2009
Revenues:	$-	$-

Total Operating Expenses	1,796	1,796

Operating Loss	(1,796)	(1,796)

Net Loss	(1,796)	(1,796)

Net Loss per common share-Basics	(0.00)	(0.00)

Net Loss per common share-Diluted	(0.00)	(0.00)

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to our Business

Our lack of operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We have no operating history.  We have not generated any revenues.  Our business plan is speculative and unproven.  There is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, we will ever generate revenues or profits, which makes it difficult to evaluate our business.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable historical data, we may never generate revenues or become profitable or incur losses, which may result in a decline in our stock price.

There is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our lack of operating history and revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

The management team, including Kelvin Ho Wang Cheng and Alan Kwong, our CEO and CFO, is responsible for the operations and reporting of the company. The requirements of operating as a small public company are new to the management team and the employees as a whole. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Although we believe that we currently have adequate internal control over financial reporting, we are exposed to risks from recent legislation requiring companies to evaluate internal control over financial reporting.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ended May 31, 2011. Enterprise CPAs, Ltd., our independent registered public accounting firm, will be required to attest to the effectiveness of our internal control over financial reporting beginning with the year ended May 31, 2011. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. We expect that the cost of this program will require us to incur expenses and to devote resources to Section 404 compliance on an ongoing basis.

It is difficult for us to predict how long it will take to complete Management's assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and process on a timely basis. In the event that our Chief Executive Officer, Chief Financial Officer or independent registered public accounting firm determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected.

Any decrease in the availability, or increase in the cost, of electronic components we purchase for resale could materially affect our earnings.

Our operations depend heavily on the availability of electronic components we resell. We purchase all of the products we will sell we resell from Macron International Group Ltd., an affiliate. However, if Macron International Group Ltd. is unable or unwilling to provide us with electronic components on terms favorable to us, we may be unable to resell certain products. This could result in a decrease in profit and damage to our reputation in our industry. In the event our costs of acquiring these products we will sell increase, we may not be able to pass these higher costs on to our customers in full or at all. Any increase in the prices for these products could materially increase our costs and therefore lower our earnings.

Our future revenue will decrease if there is less demand for electrical products using our products.

Our products mainly serve as key components in electrical products such as audio car stereo and video systems. Therefore, we are subject to the general changes in economic conditions affecting the electrical product segments of the economy. Demand for our products is typically affected by a number of economic factors, including, but not limited to, general economic conditions, consumer interest rates, consumer confidence, retail trends. If there is a decline in economic activity in markets in which we operate or a decrease of sales of electrical product using our components, demand for our products and our revenue will likewise decrease.

If our customers and/or the ultimate consumers of products that use our products successfully assert product liability claims against us due to defects in our products, our operating results may suffer and our reputation may be harmed.

Our products are widely applied in the manufacturing of many electrical products, including most electrical products with light and volume controls such as audio amplifiers, speakers, car stereos, projectors, and monitors. Significant property damage, personal injuries and even death can result from malfunctioning products. If our products are not properly manufactured or installed and/or if people are injured as a result of our products, we could be subject to claims for damages based on theories of product liability and other legal theories in some jurisdictions in which our products are sold. The costs and resources to defend such claims could be substantial and, if such claims are successful, we could be responsible for paying some or all of the damages. We do not have product liability insurance. The publicity surrounding these sorts of claims is also likely to damage our reputation, regardless of whether such claims are successful. Any of these consequences resulting from defects in our products would hurt our operating results and stockholder value.

A conflict of interest may exist for our President Kelvin Ho Wang Cheng due to his position and interest in us and in Macron, our exclusive supplier.

Macron is a Chinese manufacturing company controlled by Mr. Kelvin Ho Wang Cheng, our president. Macron is the exclusive supplier of the products we  sell.  Although our distribution agreement with Macron requires that the purchase price we will pay for these products will be comparable to what we would have paid a non-related party in arm’s-length transactions, Mr. Cheng may face a conflict in calculating the price the products are sold to us and the determining amount of products we purchase.  However, because Mr. Cheng has a fiduciary duty to us and our shareholders, he has indicated that he will assure strict adherence to this provision of the agreement and will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the products.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel, including Kelvin Ho Wang Cheng and Alan Kwong, our CEO and CFO. If we lose Kelvin Ho Wang Cheng and Alan Kwong, our CEO and CFO, if Kelvin Ho Wang Cheng and Alan Kwong, our CEO and CFO fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Risks Related to Doing Business in China

Because we do business in China, the following risks could affect the business of our suppliers and thus harm our revenues.

Changes in China’s political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy, and weak corporate governance traditions and a lack of flexible currency exchange policy continue to persist. As a result of these differences, the business of our suppliers could be adversely affected.

Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. In addition, all of our executive officers and our directors are residents of China and not of the U.S., and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against our Chinese operations and subsidiaries.

The Chinese government exerts substantial influence over the manner in which we and our suppliers must conduct their business activities.

Only recently has China permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures. Any divestiture could reduce our assets or revenues and thus reduce the value of our stock.

Future inflation in China may inhibit our suppliers’ to conduct business profitably in China, increasing their prices and potentially reducing our revenues.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and RMB.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and RMB, and between those currencies and other currencies in which our sales may be denominated. Currently, RMB is stronger than U.S. Dollars. For example, to the extent that we need to convert U.S. dollars into RMB for our operational needs and should RMB appreciate against the U.S. dollar at that time, our financial position, the business of the Company, and the price of our common stock may be harmed. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against RMB, the U.S. dollar equivalent of our earnings from our subsidiaries in China would be reduced.

In the event that the U.S. dollars appreciate against RMB, our costs will increase. If we cannot pass the resulting cost increase on to our customers, our profitability and operating results will suffer. In addition, since our sales to international customers grew rapidly, we are subject to the risk of foreign currency depreciation.

Risks Related to the Market for our Stock

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals”but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

If we do not file a registration statement on Form 8-A at or prior to May 31, 2010, we would not be subject to proxy our stock ownership reporting rules and our securities can no longer be quoted on the OTC Bulletin Board, which could make it more difficult for investors to sell their shares.

As a result of this offering, we will become subject to certain of the information and reporting requirements of the Securities Exchange Act of 1934 and will file annual and periodic reports with the Securities and Exchange Commission through Form 10-K for the year ended May 31, 2010, assuming this registration statement is declared effective before that date. If we do not thereafter file a registration statement on Form 8-A to register our securities under the Securities Exchange Act of 1934, we will not be subject to the proxy statement or other information requirements of the 1934 Act. In addition, our officers, directors and 10% stockholders would not be required to submit reports to the SEC on their stock ownership and stock trading activity. If we do not file a registration statement on Form 8-A at or prior to May 31, 2010, our securities can no longer be quoted on the OTC Bulletin Board, which could make it more difficult for investors to sell their shares.

If we issue additional shares of common stock to raise capital, it may have a dilutive effect on your investment and the value of our stock could decrease.

We have 250,000,000 shares of common stock authorized.  If we raise additional capital through further issuances of common stock, our existing stockholders could suffer significant dilution in their percentage ownership of us and the value of our stock could decrease.

Certain of our stockholders hold a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our officers and directors are the beneficial owners of approximately 89.90% of our outstanding voting securities. As a result, they possesses significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

If our common stock is quoted on the OTC Bulletin Board which may have an unfavorable impact on our stock price and liquidity.

We anticipate that our common stock will be quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 1,078,500 shares of our common stock held by non-affiliates and 9,995,000 shares held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

543,500 of our shares held by non-affiliates are being registered in this offering, however shares not registered for non-affiliates and all shares of affiliates will still be subject to the resale restrictions of Rule 144.  We are registering 190,000 shares held by affiliates in this offering which will not be subject to the resale provisions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Not applicable.  We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares.  The price of the shares we are offering was arbitrarily determined based upon the prior offering price in our private placement.  We have no agreement, written or oral, with our selling shareholders about this price.  Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

•	our operating history
•	our growth potential
•	the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities.  The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering.  60,000 of these shares were issued on May 19,2009 by distribution exempt from registration under section 4(2) of the Securities Act of 1933 with respect to 3 U.S. shareholders and Regulation S under the Securities Act of 1933 with respect to 1 non U.S. shareholders for services on May 19, 2009.  The remaining shares offered by the selling shareholders were issued on May 19, 2009 by distribution exempt from registration under section 4(2) of the Securities Act of 1933 with respect to 11 U.S. shareholders and Regulation S under the Securities Act of 1933 with respect to 45 non U.S. shareholders on May 19, 2009, as consideration for the Distribution Agreement with Macron.

We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated.  We will not receive any proceeds from the sale of the securities by the selling shareholders.  No selling shareholders are broker-dealers or affiliates of broker-dealers.

Selling Shareholder	Shares to be offered by the Selling Stockholders	Percentage owned before Offering	Amount owned after the offering, assuming all shares sold	Percentage owned after the offering, assuming all shares sold	Relationship to us
Cui, Liang Guang	10,000	*	0	0.000%
Li, Guan Xian	10,000	*	0	0.000%
Wei, Fang	10,000	*	0	0.000%
Huang, Xiu Kun	10,000	*	0	0.000%
Huang, Jia Lin	10,000	*	0	0.000%
Cui, Man Man	10,000	*	0	0.000%
Li, Qing Zhen	10,000	*	0	0.000%
Dai, Ye Chang	10,000	*	0	0.000%
Huang, Hong Xing	10,000	*	0	0.000%
Cui, Wan Quan	10,000	*	0	0.000%
Li, Su Hua	10,000	*	0	0.000%
Yang, Hai Lin	10,000	*	0	0.000%
Lian, Quan Zhen	10,000	*	0	0.000%
Feng, Wei Chao	10,000	*	0	0.000%
Pan, Jing Zhen	10,000	*	0	0.000%
Wang, Xiao Ping	10,000	*	0	0.000%
Li, Mei	10,000	*	0	0.000%
Li, You Ji	10,000	*	0	0.000%
Liang, Shi Hai	10,000	*	0	0.000%
Dai, Xi Fu	10,000	*	0	0.000%
Lau, Kit Lung	10,000	*	0	0.000%
Li, Jiaqi	10,000	*	0	0.000%
Law, Lai Lai Amy	10,000	*	0	0.000%
Stephen Wing Hong Leung	25,000	*	0	0.000%
Liao, Lan Zhen	10,000	*	0	0.000%
Chan, Chun Kit Jeffrey	10,000	*	0	0.000%
Lam, Hing Hung	10,000	*	0	0.000%
Po Kei Janeter Cheng	15,000	*	0	0.000%
Ben Lai Lim Cheng	15,000	*	0	0.000%	Service Provider in April – May 2009
Harry Khurana	30,000	*	0	0.000%	Director
Li, Xiao Dong	30,000	*	0	0.000%	Director
Stephan Jones	30,000	*	0		Director
Lu, Ya Wei	100,000	*	0
Kelvin Ho Weng Cheng	50,000	63.35%	6,965,000	62.90%	President & CEO
Alan Kwong	50,000	25.74%	2,800,000	25.29%	VP & CFO
Leung, Yan Yee	2,000	*	0	0.000%
Cheng, Wai Hung	2,000	*	0	0.000%
Law, Choi Hing	2,000	*	0	0.000%
Cui, Xing Wen	2,000	*	0	0.000%
Wang, Wan Quan	2,000	*	0	0.000%
Yang, Chang Lin	2,000	*	0	0.000%
Chen, Qiang	2,000	*	0	0.000%
Lee, Shick Por	2,000	*	0	0.000%
Ching Lin Ng	3,000	*	0	0.000%
Kam Ping Lui	2,000	*	0	0.000%
Brenda Ka Kong	3,000	*	0	0.000%
Wah Leung	5,000	*	0	0.000%
He, Rong Hui	2,000	*	0	0.000%
Huang Min	1,000	*	0	0.000%
Pan Zhen Hua	1,000	*	0	0.000%
Zhang Zhi Qiang	2,000	*	0	0.000%
Li Wei Hong	2,000	*	0	0.000%
Yang Li Jun	2,000	*	0	0.000%
Michael T. Williams, Esq.	50,000	*	575,000	5.19%	Attorney
M. Brandon Williams	25,000	*	0	0.000%	Attorney staff
Maggie Ensley	14,500	*	0	0.000%	Attorney staff
Total	733,500	6.62%	1,034,0000	93.38%

* Less than 1%

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals”but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market.  No market may ever develop for our common stock, or if developed, may not be sustained in the future.  Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 733,500 shares of common stock.  The selling shareholders will offer their shares at $3.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  We will not receive any proceeds of the sale of these securities.  We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions.  The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.  We have instructed our selling shareholders that they many not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities.  In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made.  Based upon our counsel’s prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for the NASD to issue a trading symbol.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market.  NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board.  The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of our issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in our files.  The NASD cannot deny an application by a market maker to quote the stock of a company.  The only requirement for inclusion in the bulletin board is that the issuer be current in our reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ.  Investors’ orders may be filled at a price much different than expected when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities.  Investors do not have direct access to the bulletin board service.  For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Kelvin Ho Wang Cheng	32	Chairman of the Board, President, and CEO
Alan Kwong	49	Vice President, CFO, Secretary and Treasurer
Harry Khurana	64	Director
Stephan Jones	59	Director
Bruce Xiao Dong Li	40	Director

Kelvin Ho Wang Cheng

Mr. Cheng joined us upon formation.  From February 2002 to date, he has been president of Macron, our subsidiary and from February 2008 to date of DHI, its parent.

Alan Kwong

Mr. Kwong joined us upon formation.  From February 2008 as President and March 2008 as Vice President and CFO to date, he has been an officer and director of DHI.  From February 2002 to February 2008, he was Vice President of Crown University International Inc., an education company.   From December 1994 to February 2002, he was Vice President of Global Pacific Enterprises Ltd, a telecommunications company.  He has a Bachelor of Arts degree in fine arts from the Fashion Institute Of Technology (State University of New York) in 1985 and Master of Fine Art Degree in computer graphics from the New York Institute of Technology in 1987.

Stephan Jones

Mr. Jones joined us upon formation.  Since February 2008, he has been a director of DHI.  Since February 2002, he has been president of Crown University International Inc, an educational business.  From March 1985 to February 2002, he was president of Killebrew/Dalton, Inc, an educational business.  He is on the board of directors for the Washington State Federation of Private Schools and Colleges. Mr. Jones received a bachelor of science degree from the University of Kansas in 1971 and a masters degree from the University of Chicago in 1975.

Harry Khurana

Mr. Khurana joined us upon formation.  Since February 2008, he has been a director of DHI.  From June/1984 to date, he has been president of Maharaja Motors Inc, a car dealership and service center business.  From April2002 to date, he has been President of Lambratta USA Inc, a scooter and motorcycle manufacturing, marketing and servicing business.

Bruce Xiao Dong Li

Mr. Li joined us upon formation.  Since February 2008, he has been a director of DHI.  From February 2001 to date, he has been President of Bruce Investment Consultant Ltd, an investment consulting business.  In October 2002 he received an Master of Business Administration degree from Center of Management Study Development (CMSD) Switzerland.  Mr. Li is the elder son of former senior governmental officer of Shenzhen city.

Family Relationships

There are no family relationships among our officers and directors.

Legal Proceedings

No officer, director, promoter or significant employee has been involved in the last five years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholders is 14339 Lake City Way Seattle, Washington 98125 except for Mr. Williams which is 2503 W. Gardner Ct., Tampa FL 33611.

Name	Number of Shares of Common Stock [1]	Percentage
Kelvin Ho Wang Cheng	7,015,000	63.35%
Alan Kwong	2,850,000	25.74%
Harry Khurana	30,000	0.27%
Stephan Jones	30,000	0.27%
Bruce Xiao Dong Li	30,000	0.27%
Michael T. Williams [2]	625,000	5.64%
All directors and executive officers as a group [5 persons]	9,955,000	89.90%

[1] Assuming no shares registered in this offering are sold.
[2] Excludes 39,500 shares held by persons affiliated with his firm, for which he disclaims beneficial ownership.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 11,073,500 shares of common stock outstanding as of July 1, 2009.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws is qualified in our entirety.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 250,000,000 shares of common stock with $0.001 par value per share. As of the date of this registration statement, there were 11,073,500 shares of common stock issued and outstanding held by 56 shareholders of the record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

INTEREST OF NAMED EXPERTS

The financial statements for the year ended May 31, 2009 included in this prospectus have been audited by Enterprise CPAs, Ltd. which are independent certified public accountants, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida.  Michael T. Williams, principal of Williams Law Group, P.A., owns 625,000 shares of our common stock, of which 50,000 are being registered in this offering.  Persons affiliated with his firm own 39,500 shares also being registered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization

Diversified Holdings International Group Distributors Ltd. is a Nevada corporation formed on May 19, 2009.

Business

We will sell two lines of electrical components:  Photoresisters and Photocouplers for use in audio and video products such as audio amplifiers, speakers, car stereos, projectors, and       monitors.  Photoresisters are light sensitive electronic components that change the electronic resistence controlling the flow of electricity through electronic circuits, for example, facilitating turning off a street light in daylight and turning on a street light at night.

Photocouplers, also called Optocouplers, allow electrical circuits with highly diverse voltage levels to work together as a system and be coupled while remaining electrically isolated—or galvanically separated—from one another. One of the most common applications for optocouplers is in switch-mode power supplies, where they are used to allow low-voltage signals to control units that are supplied by a much higher main voltage. The devices are also used widely in applications where they provide isolation for sensitive digital circuitry, where the isolation provided by the optocoupler ensures that the circuit is protected from current spikes and electromagnetic interference. They are used when there is a need for devices to separate sensitive electronics from hard, high-power electronics.  In TV sets, for example, the percentage of digital components enabling on-screen control features has grown rapidly, creating the need for isolation from the higher-voltage circuitry powering the picture tube. Optocouplers play an equally essential role in allowing signals to be transferred from PC’s or feature phones to telecom lines via modems.

As of the date of this registration statement, we have sold no products.

These products we will sell are manufactured in Macron International Group Ltd., or  Macron, a Hong Kong  corporation.  It was established in May 2002 specializing in the manufacture of electrical components.  On May 19, 2009, Diversified Holdings International Group Distributors Ltd. signed a long-term distribution agreement with Macron International Group Ltd., an affiliate.

It was originally contemplated that the manufacturing and sales operations of Macron would be integrated into a U.S. company, Diversified Holdings International Ltd., that would undertake the filing of a registration statement with the SEC to secure a qualification for its securities to be quoted on the OTC Bulletin Board in order to establish a greater worldwide recognition and presence.  However, it has now determined that Macron can more efficiently and effectively implement this aspect of its business plan by separating the manufacturing and sales functions of its business and having only the sales aspect of its business integrated into a U.S. company that would undertake the filing of a registration statement with the SEC to secure a qualification for its securities to be quoted on the OTC Bulletin Board in order to establish a greater worldwide recognition and presence of its distribution abilities.  In addition, we believe this separation of functions and potential higher recognition and visibility for our distribution efforts may also facilitate our ability to secure distribution contracts for products manufactured by other suppliers, although we currently have no such agreements.  Accordingly Diversified Holdings International Ltd. has withdrawn its registration statement and we are filing this registration statement to effect this business plan.

The pricing for our component products ranges from a minimum of $0.30 to a maximum or $2.60, depending on specification and order quantity.

Our new product, RoHS-Photoresister, or RP, is designed to be compliant with the European Union’s directive on Restriction of use of Hazardous Substances.  RoHS is a directive issued January 27, 2003 by the European Commission. It directs European Union (EU) member nations to enact local legislation by August 13, 2004, which will implement the RoHS directive as regulatory requirements before the activation date of July 1, 2006. The RoHS directive requires that six hazardous substances be removed from all electrical and electronic equipment. The substances may be present incidentally at certain levels as long as they are declared. One of these six substances is Cadmium.

The directive is a legally binding document for the EU member nations. It establishes regulations at the EU level, which flow to each member nation. Each government must pass its own laws, patterned after the RoHS directive, and do so by a deadline. the EU member nations have not followed through and produced legislation. The deadline is long past and only a few countries have passed legislation.  Furthermore, the EU failed to meet its own October 2004 deadline of finalizing the directive.  What this means is that although compliance with RoHS is mandatory, implementing legislation has not been passed and enforcement is non-existent.  We believe, however, it is only a matter of time until compliance is required.

To comply with RoHS standards, Macron’s RoHS products significantly reduce the use of Cadmium, which is a heavy metal that is often used in electronic components, but has significant negative impacts on the environment. Although the sensor technology being used is not new, the circuitry that combines them is and has a patent pending.   Our RoHS-Photoresister will have no difference in function and performance from the standard photoresister.  However, because of uncertainty in implementation of the RoHS directive, we have not received any official certification that our product is RoHS compliant from any EU or EU member state governmental body and we cannot predict when we will be able to do so.

Our development team has already finished development the RoHS-photocoupler and started developing the RoHS photoresister. We will be introducing an assembly line and a new manufacturing process for RoHS Products in late 2009, assuming we secure the $100,000 in required funding. This involves the acquisition of new equipment and personnel plus the establishment of operational procedures. This will require that the manufacturing manager spend a large portion of his time to assure that this program goes well.

The new products are expected to be available in early 2010 and the cost is estimated be $0.50 each.

As of the date of this registration statement, Macron itself has sold products, we as a distributor have sold no products.

Our Supplier

The products we will sell are manufactured in Macron International Group Ltd., or  Macron, a Hong Kong  corporation.  It was established in May 2002, specializing in the manufacture of electrical components.  On May 19, 2009, Diversified Holdings International Group Distributors Ltd. signed a long-term distribution agreement with Macron International Group Ltd.  Macron is owned 100% by Diversified Holdings International Ltd., a Delaware corporation, of which Mr. Kelvin Ho Wang Cheng, our president, is the majority shareholder and president.  Macron is the exclusive supplier of the products we sell.  Although the distribution agreement requires that the purchase price we will pay for these products will be comparable to what we would have paid a non-related party in arm’s-length transactions, Mr. Cheng may face a conflict in calculating the price the products are sold to us and the determining amount of products we purchase.  However, because Mr. Cheng has a fiduciary duty to us and our shareholders, he has indicated that he will assure strict adherence to this provision of the agreement and will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the products.

The principal terms of the Distribution Agreement are as follows:

•
Products - The products of Macron subject to this Agreement ("Products") are those now or in the future manufactured by Macron.  These Products may be changed from time to time by Macron giving Distributor not less than (30) days prior notice of any such changes.

•	Territory - The Territory covered by this Agreement ("Territory") is worldwide.

•
Consideration - As consideration for the rights to sell the Products under the Agreement, we agreed to pay to pay the sum of $50,000 cash upon execution of this Agreement to Diversified Holdings International Ltd., a Delaware corporation (“DHI – DE”), parent company of Macron.  We have the option to pay this sum in 11,013,500 shares of common stock to be issued directly to all shareholders of DHI – DE, one share of common stock of Distributor for each share of common stock of DHI – DE owned by each shareholder.  We agreed file a registration statement for all of such shares except those owned by officers, directors and affiliates, for which only a portion as mutually agreed shall be registered, with the SEC on Form S-1 as soon as practical after the execution of this agreement and to us our best efforts to have the registration statement declared effective as soon as practical.

•
Authorized Distributor - During the term of the Agreement, Distributor shall be Macron's exclusive authorized distributor solely within the Territory for the sale of Products to customers ("customers").

•	Price - Macron shall sell Products to Distributor at a rice it would pay for the Products on a wholesale basis to non-related party in arm’s-length transactions.

•	Payments - All payments for Products shall be due and paid in full upon receipt of payment by Distributor from the customers.

•
Effective Date - The date at which the rights to sell the Products under this agreement shall commence is the date upon which Macron determines that Distributor has set up the appropriate infrastructure so that all Products can be sold by Distributor.

•	Duration and Termination - Except as otherwise provided in this Agreement, the term of this Agreement shall be perpetual.

Customers

We anticipate that we will sell these products to distributors who resell the products in Asia, North America and UK to customers such as Crown International a Harman International Company, IPC Systems Inc., Golden Phoenix Ltd.  The components are used in products such as audio amplifiers, speakers, car stereos, projectors, and monitors.

Distributors

We will not sell directly to manufacturers, but rather to distributors of electrical and  electronic components.   Our distributors, in turn, sell to end users such as Crown, Harman Kardon, IPC and Panasonic.

We currently have one large wholesale distributor who offers nationwide service and several hundred local or regional distributors for our component  products.   They are all located  in  the  southeastern part of China.  We plan to expand to distributors throughout Guangdong, Shanghai  and Beijing  this year.   We have no formal agreements with this or any other distributors.    The majority of our sales are COD, although if a distributor can pass a very  stringent credit review we will ship with an invoice.

Warranties

Our component line has a 90 day tolerance specification warranty and a one year "materials  integrity" warranty.  The warranties are for replacement.  Our return percentage experiences approximately 1%.

RP will have a one year warranty on parts and workmanship.  We will have a customer support group (four personnel) for RP which will also take responsibility for components support.  There will be a product repair function for RP which will be free, except for shipping/handling costs,  for products under warranty.

Warranties are provided by Macron and passed through to our customers.

Competition

We face strong competition for our electrical components products, and this competition is expected to increase in the future.   Current players in the our market Perkin Elmer, Silonex  and Japanese Binchone.  We are a comparatively small participant in the market.

Many of our existing and potential competitors have substantially greater financial, technical, marketing and distribution resources than we do. Additionally, many of these companies have greater name recognition and more established relationships with our target customers. Furthermore, these competitors may be able to adopt more aggressive pricing policies and offer customers more attractive terms than we can. If we are unable to compete successfully, our business may suffer and our sales cycles could lengthen, resulting in a loss of market share or revenues.

We compete primarily on the basis of functionality, quality, and customer service. In addition, we will compete with our new product because it meets RoHS environmental standards while our competitors products do not.  However, as of the date of this registration statement, this is not yet a significant advantage because everyone in the industry is not RoHS compliant and RoHS has not taken action against them.

As the demand for electrical component products increases, the quality, functionality, and breadth of competing products and services will likely improve and new competitors will likely enter our market. We also do not know to what extent electrical component products competitors will develop competing products.

Research and Development

We have not incurred research and development expenses since formation.

Our Intellectual Property

We have no intellectual property.

Our Employees

We have the following number of employees:

Clerical – 2
Operations – 5
Administrative – 2
Management – 2
Sales – 3

We have no part time employees.  We have no collective bargaining agreement with our employees.  We consider our relationship with our employees to be excellent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking.  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Our business is the sale of electronic components in Asia.  We are developing our infrastructure to begin to sell these products and anticipate that we will have sales and revenues commencing prior to the end of 2009.

The products we will sell are manufactured in Macron International Group Ltd., or  Macron, a Hong Kong  corporation.  It was established in 2005 specializing in the manufacture of electrical components.  On May 19, 2009 Diversified Holdings International Group Distributors Ltd. signed a long-term distribution agreement with Macron International Group Ltd.  Macron is owned 100% by Diversified Holdings International Ltd., a Delaware corporation, of which Mr. Kelvin Ho Wang Cheng, our president, is the majority shareholder and president.  Macron is the exclusive supplier of the products we sell.  Although the distribution agreement requires that the purchase price we will pay for these products will be comparable to what we would have paid a non-related party in arm’s-length transactions, Mr. Cheng may face a conflict in calculating the price the products are sold to us and the determining amount of products we purchase.  However, because Mr. Cheng has a fiduciary duty to us and our shareholders, he has indicated that he will assure strict adherence to this provision of the agreement and will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the products.

Results of Operations

For the year ended May 31, 2009 we had no operations or revenues.  Our expenses totaled $1,796, for costs in connection with our formation.

Liquidity and Capital Resources

Cash Requirements

We intend to provide funding for our activities, if any, through a combination of the private placement of our equity securities, the public sales of equity securities and borrowing from commercial lenders or our officers. Our officers have orally agreed to provide us necessary funding to commence operations and fund the cost of our becoming a public company at interest of 5%, payable upon demand. At May 31, 2009, the amount advanced was $1,447. They are not obligated to do make any further advances. We have no agreement, commitment or understanding to secure any such funding from any other source.

As of the date of this Prospectus, we only sufficient funds to maintain operations to the extent provided by loans from our officers.

There is uncertainty regarding our ability commence operations of our remediation business plan without additional financing.  We have a history of operating losses, limited funds and no agreements, commitments or understandings to secure additional financing except as set forth above. Our future success of is dependent upon our ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse affect on our financial position, results of operations and its ability to continue in existence.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Commitments and Contingencies

We have signed a long-term distribution agreement with Macron International Group Ltd.  Macron is owned 100% by Diversified Holdings International Ltd., a Delaware corporation, of which Mr. Kelvin Ho Wang Cheng, our president, is the majority shareholder and president.  Macron is the exclusive supplier of the products we sell.

DESCRIPTION OF PROPERTY

Office space is provided at Room 703, Kowloon Building, 555 Nathan Road, Kowloon, Hong Kong at no charge by Macron.  It is adequate for current needs.

We do not intend to renovate, improve, or develop properties.  We are not subject to competitive  conditions  for  property  and currently  have  no property to insure.  We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages.  Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our officers have orally agreed to provide us necessary funding to commence operations and fund the cost of our becoming a public company at interest of 5%, payable upon demand. At May 31, 2009, the amount advanced was $1,447 by Mr. Kwong, our Vice President.

The products we will sell are manufactured in Macron International Group Ltd., or  Macron, a Hong Kong  corporation.  It was established in May 2002 specializing in the manufacture of electrical components.  On May 19, 2009 Diversified Holdings International Group Distributors Ltd. signed a long-term distribution agreement with Macron International Group Ltd.  Macron is owned 100% by Diversified Holdings International Ltd., a Delaware corporation, of which Mr. Kelvin Ho Wang Cheng, our president, is the majority shareholder and president.  Macron is the exclusive supplier of the products we sell.  Although the distribution agreement requires that the purchase price we will pay for these products will be comparable to what we would have paid a non-related party in arm’s-length transactions, Mr. Cheng may face a conflict in calculating the price the products are sold to us and the determining amount of products we purchase.  However, because Mr. Cheng has a fiduciary duty to us and our shareholders, he has indicated that he will assure strict adherence to this provision of the agreement and will not require us to purchase a quantity of products in excess of that which we can reasonably afford or reasonably expect to sell in within two to three months of our purchase of the products.

Our shareholders including our officers and directors acquired their shares by distribution on May 19, 2009, as consideration for the Distribution Agreement with Macron.

Office space is provided at Room 703, Kowloon Building, 555 Nathan Road, Kowloon, Hong Kong at no charge by Macron.

Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.  Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.  We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities

There are no options, warrants or convertible securities outstanding.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  In addition, under the penny stock regulations the broker-dealer is required to:

•      Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
•      Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•      Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
•      Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a correspond Cheng decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To have our shares of common stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made.  Based upon our counsel’s prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for the NASD to issue a trading symbol.

Sales of our common stock under Rule 144.

There are 1,078,500 shares of our common stock held by non-affiliates and 9,995,000 shares held by affiliates Rule 144 of the Securities Act of 1933 defines as restricted securities.

543,500 of our shares held by non-affiliates are being registered in this offering, however shares not registered for non-affiliates and all shares of affiliates will still be subject to the resale restrictions of Rule 144.  We are registering 190,000 shares held by affiliates in this offering which will not be subject to the resale provisions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 56 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through May 31, 2010, including a Form 10-K for the year ended May 31, 2010, assuming this registration statement is declared effective before that date.  At or prior to May 31, 2010, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on May 31, 2010.  If we do not file a registration statement on Form 8-A at or prior to May 31, 2010, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. We currently intend to voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us or our subsidiary for the latest fiscal year ended May 31, 2009.

Name	Title	Year	Salary	Bonus	Stock awards	Option awards	Non equity incentive plan compensation	Non qualified deferred compensation	All other compensation	Total

Kelvin Ho Wang Cheng	Chairman CEO	2009	0	0	0	0	0	0	0	0
Alan Kwong	CFO	2009	0	0	0	0	0	0	0	0

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of May 31, 2009

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END MAY 31, 2009

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kelvin Ho Wang Cheng	0	0	0		0	0	0	0	0
Alan Kwong	0	0	0		0	0	0	0	0

Narrative disclosure to summary compensation and option tables

We have no employment or compensation agreements with our executive officers.

Board of Directors

The following table provides compensation information for persons who served on our board of directors in 2008, except for Messrs. Chang and Wong. Compensation received by Messrs. Chang and Wong is included in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Harry Khurana	0	0	0
Stephan Jones	0	0	0
Bruce Xiao Dong Li	0	0	0

Narrative to Director Compensation Table

We have no compensation arrangements (such as fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance) with directors.

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.

(A Development Stage Enterprise)

Audited Financial Statements

AS OF MAY 31, 2009
 AND FOR THE PERIOD FROM MAY 19, 2009
(DATE OF INCEPTION) TO MAY 31, 2009

Table of Contents

Independent Auditor’s Report on the Consolidated Financial Statements	37

Balance Sheets	38

Statement of Operation	39

Shareholders Equity	40

Statement of Cash Flows	41

Notes to Financial Statements	42

Independent Registered Public Accounting Firm’s Auditor’s Report on the
Consolidated Financial Statements

Board of Directors and Shareholders of Diversified Holdings International Group Distributors LTD.

We have audited the accompanying balance sheets of Diversified Holdings International Group Distributors LTD. as of May 31, 2009, and the related statements of operation, shareholders’ equity, and cash flows for the period from May 19, 2009 (date of inception) through May 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diversified Holdings International Group Distributors LTD. as of May 31, 2009, and the results of its operations and their cash flows for the period from May 19, 2009 (date of inception) through May 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operations.

/s/ Enterprise CPAs, Ltd.

Enterprise CPAs, Ltd.
Chicago, IL

July 23, 2009

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.
(A Development Stage Enterprise)
BALANCE SHEETS

May 31
2009
ASSETS
Current assets:
Cash and cash equivalents	$-
Total Current Assets	$-

Property, plant and equipment, net	-

Intangibles assets, net	49,651

TOTAL ASSETS	$49,651

LIABILITIES & EQUITY
Current liabilities:
Loan from Officers	1,447
Total Current Liabilities	$1,447

Stockholders' Equity:
Common stock, $0.001 par value; 250,000,000 shares authorized; 11,013,500 shares issued and outstanding.	$11,014

Paid-in capital	38,986

Deficit accumulated during the development stage	(1,796)

Total stockholders' equity	$48,204

TOTAL LIABILITIES & EQUITY	$49,651

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS

	Period	Cumulative From
	May 19, 2009	May 19, 2009
	(Date of Inception)	(Date of Inception)
	Through	Through
	May 31,	May 31,
	2009	2009
Revenues:	$-	$-
Cost of Goods Sold	$-	$-
Gross Profit	$-	$-
Operating expenses:
Research and development	-	-

Selling, general and administrative expenses	1,447	1,447

Depreciation and amortization expenses	349	349

Total Operating Expenses	1,796	1,796

Operating Loss	$(1,796)	$(1,796)

Investment income, net	$-	$-
Interest Expense, net	-	-
Loss before taxes	$(1,796)	$(1,796)
Loss tax expense	-	-
Net Loss	$(1,796)	$(1,796)

Net Loss per common share-Basics ( Note B)	$(0.00)	$(0.00)
Net Loss per common share-Diluted ( Note B)	$(0.00)	$(0.00)

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS EQUITY
FOR THE PERIOD ENDED MAY 31, 2009

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Initial balance upon incorporation	-	$-	$-	$-	$-

Issuance of common stocks for distribution agreement on May 19, 2009	11,013,500	$11,014	$38,986		$50,000

Net Loss for the period ended May 31, 2009				$(1,796)	$(1,796)

Balance, May 31, 2009	11,013,500	$11,014	$38,986	$(1,796)	$48,204

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.
 (A Development Stage Enterprise)
STATEMENT OF CASH FLOWS

	Period From	Cumulative From
	May 19, 2009	May 19, 2009
	(Date of Inception)	(Date of Inception)
	Through	Through
	May 31, 2009	May 31, 2009
Operating Activities:
Net Loss	$(1,796)	$(1,796)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expenses	349	349
Net cash provided by operating activities	$(1,447)	$(1,447)

Investing Activities:
Net cash provided by investing activities	$-	$-

Financing Activities:
Proceeds from issuance of common stock	-	-
Proceeds from officer loans	1,447	1,447
Net cash provided by financing activities	$1,447	$1,447

Net increase (decrease) in cash and cash equivalents	$-	$-
Cash and cash equivalents at beginning of the year	$-	$-
Cash and cash equivalents at end of year	$-	$-

Supplemental schedule of non-cash investing and financing activities:

Common stock issued pursuant to distribution agreement		$50,000

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE A- BUSINESS DESCRIPTION

Diversified Holdings International Group Distributors Ltd. (the “Company”), incorporated under the laws of Nevada on May 19, 2009.  Diversified Holdings International Group Distributors Ltd. has principle office at 13758 Lake City Way NE Suite 100, Seattle, Washington 98125.

The Company’s main business includes sourcing, distribution and marketing of electrical components in Asia, UK, North and South America.

These parts are manufactured in Hong Kong by Macron International Group Ltd. (“Macron”).  It was specializing in the manufacture of electrical components.  On May 19, 2009, Diversified Holdings International Group Distributors Ltd. signed a long-term distribution agreement with Macron International Group Ltd.  Macron is owned 100% by Diversified Holdings International Ltd., a Delaware corporation (“DHI-DE”), of which Mr. Kelvin Cheng, our president and CEO, is the majority shareholder and president.

Going Concern and Plan of Operation

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date. These conditions raise substantial doubt about its ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE B – SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company has devoted substantially all of its efforts to the corporate formation, the raising of capital and attempting to secure environmental remediation contracts.

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continue)

Basis of accounting

The financial statements reflect the assets, revenues and expenditures of the Company on the accrued basis of accounting.

The Company’s fiscal year end is the last day of May 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain amounts reported in the financial statements and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of May 31, 2009, the company had no cash equivalents.

Organization Cost and Amortization

The Company incurred certain legal fee and organization cost for setting up Diversified Holdings International Group Distributors Ltd. in the State of Nevada, and the Company was incorporated on May 19, 2009, the cost was $ 568.30 which was fully expensed as May 31, 2009.

Property, Plant, and Equipment Depreciation

Property, plant, and equipment are stated at cost.  Depreciation is being provided principally by straight line methods over the estimated useful lives of the assets.  As of May 31, 2009, there were no fixed assets in the Company’s balance sheets.

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

On May 19, 2009, the Company entered into a distribution agreement (the “Agreement”) with Macron International Group Ltd., (“Macron”).  As consideration for the rights to sell Macron products, the Company, at its option, could pay $50,000 to Diversified Holdings International Ltd., a Delaware corporation (“DHI-DE”) or issue 11,013,500 shares of its common stock to be issued directly to all shareholders of DHI-DE.  The Company issued shares in accordance with the Agreement.  During the term of this Agreement, the Company will be the exclusive authorized distributor of Macron products within a defined territory. The term of the Agreement is perpetual.  The Company recorded an intangible asset valued at $50,000 on the date of the Agreement and is amortizing it over 5 years.  Amortization expense for the period May 19, 2009 (Date of Inception) through May 31, 2009 is $349.

Stock-Based Compensation

The Company accounts for stock issued for services using the fair value method.  In accordance with Emerging Issues Task Force (“EITF”) 96-98, the measurement date of shares issued for services is the date at which the counterparty’s performance is complete.

Basics and Diluted Net Loss Per Common Share

The Company computes per share amounts in accordance with SFAS No. 128, “Earnings per Share”.  SFAS No. 128 requires presentation of basis and diluted EPS.  Basic EPS is computed by dividing the income (loss) available to Common Shareholders by the weighted-average number of common shares outstanding for the period.  Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding during the periods.

As of May 31, 2009, the Company only issued one type of shares, i.e., common shares only.  There are no other types securities were issued.  Accordingly, the diluted and basics net loss per common share are the same.

The following table I illustrated the calculations for basics and diluted net loss per common share for the period of May 19 (Date of inception) to May 31, 2009.

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basics and Diluted Net Loss Per Common Share (Continued)

Table I

Development Stage

Period Ended May 31, 2009

Loss available to common stockholders	$(1,796)

		Activity	Shares Outstanding	Fraction of Period on Daily Basis	Weighted Average Share

5/19/2009	5/19/2009	11,013,500	11,013,500	0.04	392,262

Total				0	392,262

Basic & Diluted Net Loss Per Common Share					$(0.00)

The equation from computing basic and diluted EPS is:

Income available to common shareholders/Weighted-average shares

Revenue Recognition

In accordance with the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition,” the Company recognizes revenue when it is realized or realizable and earned. The Company must meet all of the following four criteria under SAB 104 to recognize revenue:

•	Persuasive evidence of an arrangement exists
•	Delivery has occurred
•	The sales price is fixed or determinable
•	Collection is reasonably assured

There’s no revenue as of May 31, 2009.

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Operating Expense

As of May 31, 2009, there was a total of $ 1,796 operating expenses, which include $ 349 amortization cost, $ 568 organization cost, and $ 879 travel expanse relating to setting the Company.

Income Tax

Income taxes are provided for tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes. The differences in asset and liability bases relate primarily to organization and start-up costs (use of different methods and periods to calculate deduction). Deferred taxes are also recognized for operating losses and tax credits that are available to offset future income taxes. The deferred tax assets and/or liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The components of the deferred tax asset and liability are classified as current and concurrent based on their characteristics. Valuation allowances are provided for deferred tax assets based on management’s projection of the sufficiency of future taxable income to realize the assets.

Recent Accounting Pronouncements

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153 (SFAS 153), “Exchange of Non-monetary Assets.”  SFAS 153 amends the guidance in APB No. 29, “Accounting for Non-monetary Assets.”  APB No. 29 was based on the principle that exchanges of non-monetary assets should be measured on their fair value of the assets exchanged.  SFAS 153 amends APB No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS 151 is effective for financial statements issued for fiscal years beginning after June 15, 2005.  The adoption of SFAS 153 did not have a material effect on the Company’s financial position or results of operation.

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In December 2004, the FASB revised Statement of Financial Accounting Standards No. 123 (SFAS 123 (R)), “Accounting for Stock-Based Compensation.”  The SFAS 123(R) revision established for accounting for transactions in which an entity exchanges its equity instruments for goods or services and focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions.  It does not change the accounting guidance for share-based payment transactions with parties other than employees.  For public entities that file as small business issuers, the revisions to SFAS 123 (R) are effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.  Adoption of SFAS 123 (R) is not expected to have a material impact on the Company’s financial position or results of operations.

In May 2005, the FASB issued SFAS no. 154, “Accounting Changes and Error Corrections (“SFAS No. 154”) which replaces APB Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements-An Amendment of ABP Opinion No. 28.  SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. Specifically, this statement requires “retrospective application” of the direct effect for a voluntary change in accounting principle to prior periods’ financial statements, if it is practical to do so.  SFAS No. 154 also strictly defines the term “restatement” to mean the correction of an error revising previously issued financial statements.

SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.  The management believes that adoption of SFAS No. 154 will not have a material impact on the results of operations, financial positions or cash flows.

In July 2006, the FASB issued Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN 48”), and supplemented by FASB Financial Staff Position FIN 48-1, Definition of Settlement in FASB Interpretation No. 48, issued May 2, 2007.  FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the balance sheet; and provides transition and interim period guidance, among other provisions.  FIN 48 is effective for fiscal years beginning after December 15, 2006 and as a result, is effective for the Company in the fiscal year 2008.

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for using fair value assets and liabilities, and expends disclosures about fair value measurements. This statement applies whenever other statements require or permit assets or liabilities to be measured at fair value. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The management believes that there is no material impact on its consolidated results of operations, cash flows, and financial position.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, Quantifying Financial Misstatements (“SAB 108”), which expresses the Staff’s views regarding the process of quantifying financial statement misstatements.  Registrants are required to quantify the impact of correcting all misstatements, including both carryover and reversing effects of prior year misstatements, on the current year financial statements.  The financial statements would require adjustment when either approach results in quantifying a misstatement that is material, after considering all relevant quantitative and qualitative factors.  SAB 108 is effective for financial statements covering the first fiscal year ending after November 15, 2006.  The management believes that there is no material impact on its consolidated results of operations, cash flows, and financial position.

In December 2007, the SEC issued Staff Accounting Bulletin (“SAB”) 110 Share-Based Payment. SAB 110 amends and replaces Question 6 of Section D.2 of Topic 14, “Share-Based Payment,” of the Staff Accounting Bulletin series. Question 6 of Section D.2 of Topic 14 expresses the views of the staff regarding the use of the “simplified” method in developing an estimate of the expected term of “plain vanilla” share options and allows usage of the “simplified” method for share option grants prior to December 31, 2007. SAB 110 allows public companies which do not have historically sufficient experience to provide a reasonable estimate to continue use of the “simplified” method for estimating the expected term of “plain vanilla” share option grants after December 31, 2007. SAB 110 is effective January 1, 2008 which the Company adopted upon its inception. The Company currently uses the “simplified” method to estimate the expected term for share option grants to employees as it does not have enough historical experience to provide a reasonable estimate. The Company will continue to use the “simplified” method until it has enough historical experience to provide a reasonable estimate of expected term in accordance with SAB 110. The Company does not expect SAB 110 will have a material impact on its balance sheet, statement of operations and cash flows.

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE B – SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement No. 141R, Business Combinations. Statement No. 141R modifies the accounting and disclosure requirements for business combinations and broadens the scope of the previous standard to apply to all transactions in which one entity obtains control over another business.

In December 2007, the FASB issued SFAS No. 160 Non-controlling Interests in Consolidated Financial Statements, an amendment of ARB No. 51, this Statement amends Accounting Research Bulletin No. 51, “Consolidated Financial Statements” to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is required to be adopted simultaneously with SFAS 141R and is effective for reporting periods on or after December 15, 2008. An earlier adoption is not permitted. Currently, the Company does not have any non-controlling interests and accordingly, the adoption of SFAS 160 is not expected to have a material impact on our financial position, cash flows or results of operations.

NOTE C – RELATED PARTY TRANSACTIONS

Loans from Officer

As of May 31, 2009, there was an amount of $ 1, 447 due to Officer Alan Kwong for setting up the company.

Cost of Goods Sold

The Company’s purchase cost is primarily from supplier, Macron International Group Ltd.; Macron is owned 100% by Diversified Holdings International Ltd., or DHI, a Delaware corporation, of which Mr. Kelvin Ho Wang Cheng, our CEO, is the majority shareholder and president. The management believes that the purchase price for the components will be market price.

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE D – SHAREHOLDERS’ EQUITY

Common Stock

Under the Company’s Articles of Incorporation dated May 19, 2009, the Company is authorized to issue 250,000,000 shares of capital stock with a par value of $0.001.

On May 19, 2009, the Company issued 11,013,500 shares of its common stock valued at $50,000 to all shareholders of Diversified Holdings International Ltd., a Delaware corporation (“DHI-DE”), parent company of Macron, as consideration for the rights and fees to distribute Macron product. The following Table II is the detail list of all 55 shareholders as of May 31, 2009:

Table II:

Shareholder	Total Shares Owned
Cui, Liang Guang	10,000
Li, Guan Xian	10,000
Wei, Fang	10,000
Huang, Xiu Kun	10,000
Huang, Jia Lin	10,000
Cui, Man Man	10,000
Li, Qing Zhen	10,000
Dai, Ye Chang	10,000
Huang, Hong Xing	10,000
Cui, Wan Quan	10,000
Li, Su Hua	10,000
Yang, Hai Lin	10,000
Lian, Quan Zhen	10,000
Feng, Wei Chao	10,000
Pan, Jing Zhen	10,000
Wang, Xiao Ping	10,000
Li, Mei	10,000
Li, You Ji	10,000
Liang, Shi Hai	10,000
Dai, Xi Fu	10,000
Lau, Kit Lung	10,000
Li, Jiaqi	10,000
Law, Lai Lai Amy	10,000
Leung, Stephen Wing Hong	25,000
Liao, Lan Zhen	10,000

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE D – SHAREHOLDERS’ EQUITY (Continue)

Common Stock (continue)

Table II (continue)

Shareholder	Total Shares Owned
Cui, Liang Guang	10,000
Chan, Chun Kit Jeffrey	10,000
Lam, Hing Hung	10,000
Cheng, Po Kei Janeter	15,000
Khurana, Harry	15,000
Li, Xiao Dong	15,000
Stephan, Jones	15,000
Lu, Ya Wei	100,000
Cheng, Kelvin Ho Weng	7,015,000
Kwong, Alan	2,850,000
Leung, Yan Yee	2,000
Cheng, Wai Hung	2,000
Law, Choi Hing	2,000
Cui, Xing Wen	2,000
Wang, Wan Quan	2,000
Yang, Chang Lin	2,000
Chen, Qiang	2,000
Lee, Shick Por	2,000
Ng, Ching Lin	3,000
Lui, Kam Ping	2,000
Kong, Brenda Ka	3,000
Leung Wah	5,000
He, Rong Hui	2,000
Huang, Min	1,000
Pan, Zhen Hua	1,000
Zhang, Zhi Qiang	2,000
Li, Wei Hong	2,000
Yang, Li Jun	2,000
Michael T. Williams, Esq.	625,000
Williams, M. Brandon	25,000
Ensley, Maggie	14,500
Total Shares	11,013,500

Therefore, as of May 31, 2009, there was total share of 11,013,500 outstanding.

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE E– SUBSEQUENT EVENTS

On June 1, 2009, Diversified Holdings International Group Distributor Ltd. issued 45,000 shares of its common stocks valued at $204 to three directors to have them serve on the Company’s Board.

On June 1, 2009, the Company issued 15,000 shares of its common stocks valued at $68 to Ben Lai Lim Cheng for professional services rendered on June 1, 2009.

The following table listed the additional common shares issued on June 1, 2009:

Table III:

Shareholder Name	Total Shares	Total Amount
Cheng, Ben Lai Lim	15,000	$68.00
Khurana, Harry	15,000	$68.00
Li, Xiao Dong	15,000	$68.00
Jones,Stephan	15,000	$68.00
Total Shares	60,000	$272.00

Therefore, there was total of 11,073,500 outstanding shares as of June 1, 2009.

NOTE F– GOING CONCERN

The Company is currently in the development stage and their activities consist solely of corporate formation, raising capital, and attempting to sell products to generate revenues.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations and carry out its business plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that may be required should the Company be unable to continue as a going concern.

The Company’s lack of operating history and financial resources raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if the Company is unable to generate significant revenue or secure financing, then the Company may be required to cease or curtail its operations.

DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE G – INCOME TAXES

The Company has incurred net losses since inception. The Company has not reflected any benefit of such net operating loss carry forward in the accompanying financial statements.

The income tax benefit differed from the amount computed by applying the US federal income tax rate of 34% to net loss as a result of the following:

	2009
Computed expected tax benefit	(34.00	) %
State income tax, net of federal benefit	(0.00)
Change in federal tax rate apportionment	19.00
Change in valuation allowance	15.00

Income tax benefit	-%

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets as of May 19, 2009 and May 31, 2009 is presented below:

Deferred Tax Assets:

2009
Organizational start-up costs	$568.30
Valuation allowance	(568.30)

Net deferred tax assets	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible.

Based upon the lack of historical taxable income and uncertain projections of future taxable income over the periods in which the deferred tax assets are deductible, management believes that it is more likely than not that the Company will not realize the benefits of these deductible differences. Accordingly, the Company has provided a valuation allowance against the net deferred tax assets aggregating $568.30 as of May 31, 2009.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PROSPECTUS
DIVERSIFIED HOLDINGS INTERNATIONAL GROUP DISTRIBUTORS LTD.
Dated _____________, 2009

Selling shareholders are offering up to 733,500 shares of common stock.  The selling shareholders will offer their shares at $3.50 per share until our shares are quoted on the OTC Bulletin Board or Pick Sheet Exchange and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except for the payment of dividends in violation of Nevada law.  Our Bylaws provide, in pertinent part, that the Company shall indemnify any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or of any corporation which such person served as such at the request of the Company, against expenses reasonably incurred by, or imposed on, such person in connection with, or resulting from, the exercise of such action, suit, proceeding or appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such person was liable to the Company, or such other corporation, for negligence or misconduct in the performance of such persons duties as a director or officer of the Company.  The determination of the rights of such indemnification and the amount thereof may be made, at the option of the person to be indemnified, by (1) order of the Court or administrative body or agency having jurisdiction over the matter for which indemnification is being sought; (2) resolution adopted by a majority of a quorum of our disinterested directors; (3) if there is no such quorum, resolution adopted by a majority of the committee of stockholders and disinterested directors of the Company; (4) resolution adopted by a majority of the quorum of directors entitled to vote at any meeting; or (5) Order of any Court having jurisdiction over the Company.  Such right of indemnification is not exclusive of any other right which such director or officer may have, and without limiting the generality of such statement, they are entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under our Bylaws.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT

SEC Registration Fee*	$25
Legal Fees and Expenses	50,000
Accounting Fees and Expenses*	50,000

Total*	$100,025

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

The remaining shares offered by the selling shareholders were issued on May 19, 2009 by distribution exempt from registration under section 4(2) of the Securities Act of 1933 with respect to 11 U.S. shareholders and Regulation S under the Securities Act of 1933 with respect to 45 non U.S. shareholders on May 19, 2009, as consideration for the Distribution Agreement with Macron.

Our shareholders including our officers and directors were issued 11,013,500 shares by distribution on May 19, 2009, as consideration for the Distribution Agreement with Macron.  There were 45 non-U.S. investors and 11 U.S. investors receiving the distributed shares.  We valued these shares at .45 cents per share based upon the $50,000 consideration required under the Distribution Agreement.

We issued 60,000 shares to 3 U.S. shareholders and Regulation S under the Securities Act of 1933 with respect to 1 non U.S. shareholders for services on June 1, 2009.  We valued these shares at .45 cents per share on the same basis as the valuation under the Distribution Agreement.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions.
•	Restrictive legends were and will be placed on all certificates issued as described above.
•	The distribution did not involve general solicitation or advertising.
•	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;
•	We placed Regulation S required restrictive legends on all certificates issued;
•	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
•	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

•	Access to all our books and records.
•	Access to all material contracts and documents relating to our operations.
•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 3

1    Articles of Incorporation of Diversified Holdings International Group Distributors Ltd.

2	Bylaws of Diversified Holdings International Group Distributors Ltd.

Item 4

1	Form of common stock Certificate of the Diversified Holdings International Group Distributors Ltd.(1)

Item 5

1     Legal Opinion of Williams Law Group, P.A.

Item 10

1	Agreement with Macron International Group Ltd.

Item 23

1      Consent of Enterprise CPAs, Ltd, CPA.
2      Consent of Williams Law Group, P.A.   (included in Exhibit 5.1)

All other Exhibits called for by Rule 601 of Regulation  SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Hong Kong, China on July 20, 2009.

Diversified Holdings International Distributors Ltd.

By: /s/ Kelvin Cheng
Kevin Cheng, President
Date: July 20, 2009

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	NAME	TITLE	DATE
/s/ Kelvin Ho Wang Cheng	Kelvin Cheng	Chairman of the Board, President, and CEO Principal Executive Officer	July 20, 2009
/s/ Alan Kwong	Alan Kwong	Vice President, CFO, Secretary and Treasurer and Director Principal Financial Officer Principal Accounting Officer	July 20, 2009
/s/ Harry Khurana	Harry Khurana	Director	July 20, 2009
/s/ Bruce Xiao Dong Li	Bruce Xiao Dong Li	Director	July 20, 2009
/s/ Stephan Jones	Stephan Jones	Director	July 20, 2009